                                      STOCK

                                    OFFERINGS

                                    QUESTIONS

                                       AND

                                     ANSWERS




                       COMMUNITY SAVINGS BANKSHARES, INC.

                                     (LOGO)



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STOCK OFFERINGS
QUESTIONS & ANSWERS

FACTS ABOUT THE PLAN OF CONVERSION & REORGANIZATION

THE BOARDS OF DIRECTORS OF COMMUNITY SAVINGS BANKSHARES, INC. (THE "MID-TIER HOLDING COMPANY"), ITS WHOLLY OWNED SUBSIDIARY COMMUNITY SAVINGS, F. A. (THE "ASSOCIATION") AND COMFED, M. H. C. (THE "MHC") UNANIMOUSLY ADOPTED A PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION (THE "PLAN") TO CONVERT FROM THE TWO-TIER MUTUAL HOLDING COMPANY STRUCTURE TO A STOCK HOLDING COMPANY STRUCTURE. THE NEWLY FORMED DELAWARE CHARTERED STOCK HOLDING COMPANY FOR THE ASSOCIATION WILL ALSO BE CALLED COMMUNITY SAVINGS BANKSHARES, INC. (THE "COMPANY"). WE REFER TO THIS AS THE "CONVERSION."

THIS BROCHURE ANSWERS SOME OF THE MOST FREQUENTLY ASKED QUESTIONS ABOUT THE CONVERSION AND ABOUT YOUR OPPORTUNITY TO INVEST IN THE NEWLY FORMED COMPANY THROUGH THE SUBSCRIPTION OFFERING, THE ELIGIBLE PUBLIC SHAREHOLDER OFFERING, AND THE COMMUNITY OFFERING (COLLECTIVELY, THE "OFFERINGS").

INVESTMENT IN THE STOCK OF THE COMPANY INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, ESPECIALLY THE DISCUSSION UNDER THE HEADING "RISK FACTORS."


WHY ARE THE MID-TIER HOLDING COMPANY, THE ASSOCIATION AND THE MHC REORGANIZING INTO THE STOCK HOLDING COMPANY STRUCTURE?

The stock holding company form of ownership is used by most business corporations and an increasing number of banks and savings institutions. Through the sale of its common stock, the Company will raise additional capital enabling it to:

- Purchase all the capital stock of the Association, contributing a portion of the proceeds raised from the sale of the Company's common stock in the Offerings. The Association, in turn, will utilize these funds to support and broaden the range of its products and services offered;

- Consider future expansion of operations of the Association as well as possible diversification into other banking related businesses; and

- Allow customers of the Association to subscribe to purchase stock and share in the Company's and the Association's future. Additionally, current shareholders of the Mid-Tier Holding Company will receive shares of the Company's common stock in exchange for their current shares.


WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNT(S) OR LOAN(S)?

No. The Conversion will have no effect on the balance or terms of any deposit account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account will not be converted to stock. The common stock purchased from the Company,

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however, cannot and will not be insured by the FDIC or any other governmental agency.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE OFFERINGS?

Depositors and borrowers of Community Savings as of specified record dates, the Association's Employee Stock Ownership Plan, and the directors, officers and employees of the Association may purchase stock in the Subscription Offering. The Mid-Tier Holding Company's public shareholders as of ____, 1998 may purchase shares in the Eligible Public Shareholders Offering. The Company may offer and sell any remaining shares to certain members of the general public in the Community Offering.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

The Company is offering up to 6,590,357 shares (subject to adjustment up to 7,578,961 shares) of common stock at a price of $10.00 per share through the Offerings. In addition, common stock of the Mid-Tier Holding Company held by public shareholders will be exchanged for shares of the Company pursuant to an Exchange Ratio as described below. Following the consummation of the Conversion, both the shares purchased in the Offerings and the shares exchanged from the Mid-Tier Holding Company will be treated as the same common stock ("Company Common Stock").

I CURRENTLY OWN COMMON STOCK IN THE MID-TIER HOLDING COMPANY. HOW WILL MY SHARES BE EXCHANGED?

Each share of the Mid-Tier Holding Company common stock will automatically be converted into shares of Company Common Stock according to a ratio (the "Exchange Ratio"). The Exchange Ratio insures that you will retain nearly the same aggregate percentage ownership in the Company as you had in the Mid-Tier Holding Company prior to the Conversion. This percentage will be adjusted pursuant to the Office of Thrift Supervision's policy to reflect: (a) any change in the assets of the MHC (other than the common stock of the Mid-Tier Holding Company held thereby), (b) cash awarded in lieu of fractional shares, (c) certain dividends waived by the MHC, and (d) any options to purchase Mid-Tier Holding Company stock exercised prior to the completion of the Conversion. Depending on the amount of the Company Common Stock sold in the Offerings, the Exchange Ratio will range from approximately 1.8203 to 2.4628 (up to 2.8322 if the maximum number, as adjusted, of shares is sold).

WHEN WILL I RECEIVE MY COMPANY COMMON STOCK IN EXCHANGE FOR THE SHARES I CURRENTLY OWN?

Current holders of the common stock of the Mid-Tier Holding Company will be sent transmittal forms immediately following the completion of the Conversion. When you receive the transmittal form, you will need to send your shares of the Mid-Tier Holding Company to the address indicated on the transmittal form.

DO NOT FORWARD SHARES TO THE ASSOCIATION. MID-TIER HOLDING COMPANY SHARES SUBMITTED FOR EXCHANGE MUST BE SENT TO THE DESIGNATED EXCHANGE AGENT ACCOMPANIED BY THE TRANSMITTAL FORM.


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HOW MUCH STOCK MAY I PURCHASE IN THE CONVERSION?

The minimum order is 25 shares. The maximum purchase limitation for any person in the Subscription Offering is generally 100,000 shares. In addition, the maximum purchase limitation for any person in the Community Offering or Eligible Public Shareholders Offering is 100,000 shares. No person together with persons acting in concert may purchase in the Offerings more than the number of shares of Conversion Stock that, when combined with Exchange Shares received by such person or group acting in concert, aggregate more than 3% of the total number of shares of Company Common Stock issued in the Conversion (281,775 if the minimum number of shares is sold and 381,225 shares if the maximum number of shares is sold).

DO I HAVE TO BUY STOCK?

No, you do not have to buy stock. The Conversion, however, will allow the Association's eligible depositors and borrowers, employees, officers and directors, and Eligible Public Shareholders an opportunity to subscribe to buy stock. These individuals have an opportunity to become shareholders of the Company and to share in the Company's and the Association's future.

HOW DO I ORDER STOCK IN THE OFFERINGS?

You must complete the stock order form and certification (the "Order Form") by following the instructions included in your packet of information. Your order must be received at the Stock Center or one of the branches of the Association by 12:00 noon, Eastern Time on ___________, 1998.

IF I PLACE AN ORDER FOR STOCK, AM I GUARANTEED TO RECEIVE THAT STOCK?

No. Placing an order for stock does not guarantee that you will receive any or all of your order for shares. Orders are filled on a priority basis. For detailed information on the preference categories, refer to the section "The Conversion" in the Prospectus.

HOW MAY I PAY FOR MY SHARES OF STOCK?

You must include payment by check or money order with your Order Form. Cash will be accepted only if delivered in person to a branch of the Association where it will be converted into a check. The Association will pay interest on these funds at the passbook rate.

You may also authorize us to withdraw funds from your deposit account or certificate of deposit at the Association for the amount of funds you specify for payment. The Association is waiving all of its early withdrawal penalties on certificates of deposit where the funds are used to subscribe for stock.

NOTE: YOU WILL NOT HAVE ACCESS TO THESE FUNDS FROM THE DAY WE RECEIVE YOUR ORDER UNTIL THE COMPLETION OR TERMINATION OF THE CONVERSION.

MAY I PURCHASE SHARES USING FUNDS IN MY IRA ACCOUNT AT THE ASSOCIATION?

Federal regulations do not permit the purchase of stock in your existing IRA account at the Association. However, stock may be purchased in a SELF-DIRECTED IRA. To accommodate our IRA depositors, we have made arrangements to have funds transferred into self-directed IRA accounts to allow for such purchases. Please call our Stock Center as soon as possible at
(561) 626-9778 or toll-free at (888) 642-0084 for additional information.


WILL THE STOCK BE INSURED?

No. Like any other common stock, the Company Common Stock will not be insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

WILL DIVIDENDS BE PAID ON THE STOCK?

The Board of Directors of the Company intends to declare cash dividends on the Common Stock commencing with the first quarter following the consummation of the Conversion. The Mid-Tier Holding Company and the Association have historically paid a regularly quarterly dividend. For the quarters ended March 31, 1998 and June 30, 1998, that dividend was $.225 per share. The Company intends to pay a quarterly dividend on its stock at a rate equal to no less than $.225 per share on the common stock of the Mid-Tier Holding Company. For example, based on an Exchange Ratio of 2.1416, the cash dividend following the consummation of the conversion would be approximately $.1051 per share per quarter.

DOES THE COMPANY HAVE A DIVIDEND REINVESTMENT PROGRAM ("DRIP")?

Yes. The Company offers a Dividend Reinvestment Plan which enables shareholders to purchase additional shares of the Common Stock without having to pay brokerage commissions or service charges. Shareholders who enroll in the DRIP can purchase shares of the Common Stock with dividends that otherwise would have been paid in cash, and with any additional cash investments. Information about the DRIP will be distributed by the plan administrator, Mellon Securities Trust Company, after the Conversion is completed.

HOW WILL THE STOCK BE TRADED?

Currently, shares of the Mid-Tier Holding Company are trading under the symbol "CMSV." After the Reorganization, all shares purchased in the Offering as well as the exchange shares received for Mid-Tier Holding Company Common Stock will trade together under the same symbol, "CMSV." However, no assurances can be given that an active and liquid market will develop.

DO I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of Company Common Stock in the Offerings.

SHOULD I VOTE IN FAVOR OF THE PLAN OF CONVERSION?

Yes. The Boards of Directors of the Association, the Company, and the MHC recommend that you vote in favor of the Conversion. Your "FOR" vote is very important!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. In addition, if you currently own stock in the Mid-Tier Holding Company, you would receive additional proxy cards. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS TODAY!



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HOW MANY VOTES DO I HAVE?

Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date. In addition, borrowers of the Association, as of October 21, 1994, may cast one vote to the extent they are still borrowers of the Association. The maximum is 1,000 votes. We must receive affirmative votes from a majority of members of the MHC in order to approve the Plan.

In addition, the Plan must be approved by the current shareholders of the Mid-Tier Holding Company. Every person who owns stock in the Mid-Tier Holding Company may cast one vote for each share owned as of ____, 1998. We must receive affirmative votes from two-thirds of the total outstanding shares (including those held by the MHC) as well as a majority of the votes cast (not including the MHC) in order to approve the Plan.

MAY I VOTE IN PERSON AT THE SPECIAL MEETINGS?

Yes, but we would still like you to sign and mail your proxy card today. If you decide to revoke your proxy, you may do so by voting at the Special Meeting of Members to be held at ____ p.m. on __________, 1998 or the Special Meeting of Shareholders to be held at ____ p.m. on _____, 1998.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK CENTER AT (561) 626-9778 OR TOLL-FREE AT (888) 642-0084, BETWEEN 9:00 A.M. AND 5:00 P.M., EASTERN TIME, MONDAY THROUGH FRIDAY.


The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.
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                                   PROXY GRAM





We recently forwarded to you information advising that Community Savings, F. A., Community Savings Bankshares, Inc., and ComFed, M. H. C. had received regulatory approval to reorganize into the stock holding company form of ownership.

Your vote on our Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") has not yet been received. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN. ALL VOTES MUST BE RECEIVED BY _____________, 1998.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan does not obligate you to purchase stock. Additionally, approval of the Plan will not affect the terms or insurance of your accounts or loans at Community Savings, F. A.

The Boards of Directors unanimously recommend that you vote "FOR" the Plan.

COMMUNITY SAVINGS, F. A., COMMUNITY SAVINGS BANKSHARES, INC., AND COMFED, M. H.
C.



James B. Pittard, Jr.
President and Chief Executive Officer

If you have already returned your proxy cards, please accept our thanks and disregard this request. For further information call our Stock Center at (xxx) xxx-xxxx or toll-free at (888) xxx-xxxx.

THE COMMON STOCK IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE STOCK ORDER FORM AND CERTIFICATION.

MEETING INVITATION

COMMUNITY SAVINGS                                                       SHARE IN
BANKSHARES, INC.                                                      OUR FUTURE


  YOU ARE CORDIALLY INVITED TO A COMMUNITY INVESTOR MEETING & RECEPTION TO LEARN
    ABOUT THE PLAN OF CONVERSION AND RELATED OFFERINGS OF COMMUNITY SAVINGS BANKSHARES, INC. (THE NEWLY FORMED DELAWARE CORPORATION AND PROPOSED
           HOLDING COMPANY OF COMMUNITY SAVINGS, F. A.) COMMON STOCK.


           SEE THE REVERSE SIDE OF THIS CARD FOR THE DATES, TIMES AND
                          LOCATIONS OF THESE MEETINGS


SENIOR EXECUTIVES OF COMMUNITY SAVINGS WILL PRESENT INFORMATION AND ANSWER YOUR QUESTIONS ABOUT COMMUNITY SAVINGS' PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION AND RELATED STOCK OFFERINGS. YOU WILL ALSO BE PRESENTED WITH
          INFORMATION REGARDING COMMUNITY SAVINGS' BUSINESS FOCUS AND
                             RESULTS OF OPERATIONS.

                               SEATING IS LIMITED

             PLEASE CALL THE STOCK CENTER TO MAKE YOUR RESERVATION.
                                 (XXX) XXX-XXXX
                                 (888) XXX-XXXX







THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

MEETING INVITATION

COMMUNITY SAVINGS                                                       SHARE IN
BANKSHARES, INC.                                                      OUR FUTURE


                       COMMUNITY INVESTOR MEETING SCHEDULE

      PLEASE CALL THE STOCK CENTER TO MAKE YOUR RESERVATION: (XXX) XXX-XXXX
                           OR TOLL FREE (888) XXX-XXXX





                      MEETING LOCATIONS AND TIMES GO HERE.











THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

ADS WILL RUN ??? TIMES IN EACH COUNTY.  AD WILL BE 6 7/16 X 10(3X10)
--------------------------------------------------------------------




COMMUNITY SAVINGS                                                       SHARE IN

BANKSHARES, INC.                                                      OUR FUTURE


Community Savings Bankshares, Inc., a newly formed Delaware corporation and the proposed holding company for Community Savings, F. A. is offering up to
                       7,753,143 shares of common stock.




YOU ARE INVITED...



                  to a Community Investor Meeting and Reception



Senior executives of Community Savings, F. A. are hosting Community Investor Meetings. In addition to learning details about the stock offering, you'll be presented with information about Community Savings' business focus and results of operations.

                                    TBD DATE
                                    TBD PLACE
                                    TBD TIME




To receive a copy of the Prospectus or to make a reservation to attend one of the meetings, please call the Stock Center at (xxx) xxx-xxx or toll-free (888) xxx-xxxx from 9:00 a.m. to 5:00 p.m., Monday through Friday.






THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

              [Member Letter - Community Savings, F. A. letterhead]
                                                             _____________, 1998

Dear Member:

         I am pleased to inform you that the Boards of Directors of Community Savings, F. A. (the "Association"), Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and ComFed, M. H. C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Association will become a subsidiary of a newly formed Delaware stock corporation which will also be called Community Savings Bankshares, Inc. (the "Company"), and the existing shareholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the common stock of the Company (the "Company Common Stock") in exchange for their shares of common stock of the Mid-Tier Holding Company (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company, subject to certain adjustments. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is also offering up to 6,590,357 shares of common stock to the MHC's members, shareholders of the Mid-Tier Holding Company and certain members of the public (collectively, the "Conversion"). Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the shareholders of the Mid-Tier Holding Company and (iii) various regulatory approvals.

         Your deposits and loans with the Association will not change due to the Conversion. There will be no change in the balance, interest rate or maturity of deposits or loans because of the Conversion. Your deposits will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law to the same extent as prior to the Conversion.

         We are asking depositors of the Association as of _____, 1998, the Voting Record Date, as well as borrowers of the Association as of October 21, 1994 who continue to be borrowers and/or depositors as of the Special Meeting of Members, to vote "FOR" the Plan. If you and/or members of your family have multiple accounts with the Association, you may receive more than one proxy card. PLEASE VOTE ALL PROXY CARDS FOUND IN THE FRONT OF THE MAILING ENVELOPE and return them today in the enclosed postage-paid envelope, even if you plan to attend the Special Meeting of Members to be held on ________, 1998 at ____.m. Your vote "FOR" the Conversion will not require you to buy any stock. A Proxy Statement and Prospectus relating to the Conversion is enclosed.

         As part of this process, the Company is offering shares of its common stock in accordance with federal regulations. You may take advantage of your nontransferable right to purchase shares directly from the Company, without commission or fee. We have enclosed a package of information, including a stock order form and certification (the "Order Form") and a Prospectus, which will help you learn more about investing in Company Common Stock. Please read and review the materials carefully before making an investment decision. A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON _____, 1998.

         If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.

Sincerely,


James B. Pittard, Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

             [Member Letter - Community Savings, F. A. letterhead]

                                                                        ,1998
                                                           -------------
Dear Member:

        I am pleased to inform you that the Boards of Directors of Community Savings, F. A. (the "Association"), Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and ComFed, M. H. C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Association will become a subsidiary of a newly formed Delaware stock corporation which will also be called Community Savings Bankshares, Inc. (the "Company"), and the existing shareholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the common stock of the Company (the "Company Common Stock") in exchange for their shares of common stock of the Mid-Tier Holding Company (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company, subject to certain adjustments. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is also offering up to 6,590,357 shares of common stock to the MHC's members, shareholders of the Mid-Tier Holding Company and certain members of the public (collectively, the "Conversion"). Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the shareholders of the Mid-Tier Holding Company and (iii) various regulatory approvals.

        Your deposits and loans with the Association will not change due to the Conversion. There will be no change in the balance, interest rate or maturity of deposits or loans because of the Conversion. Your deposits will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law to the same extent as prior to the Conversion.

        We are asking depositors of the Association as of _____, 1998, the Voting Record Date, as well as borrowers of the Association as of October 21, 1994 who continue to be borrowers and/or depositors as of the Special Meeting of Members, to vote "FOR" the Plan. If you and/or members of your family have multiple accounts with the Association, you may receive more than one proxy card. PLEASE VOTE ALL PROXY CARDS FOUND IN THE FRONT OF THE MAILING ENVELOPE and return them today in the enclosed postage-paid envelope, even if you plan to attend the Special Meeting of Members to be held on ________, 1998 at ____.m. Your vote "FOR" the Conversion will not require you to buy any stock. A Proxy Statement and Prospectus relating to the Conversion is enclosed.

        As part of this process, the Company is offering shares of its common stock in accordance with federal regulations. You may take advantage of your nontransferable right to purchase shares directly from the Company, without commission or fee. We have enclosed a package of information, including a stock order form and certification (the "Order Form") and a Prospectus, which will help you learn more about investing in Company Common Stock. Please read and review the materials carefully before making an investment decision. A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON _____, 1998.

        If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.

Sincerely,


James B. Pittard, Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

          [Closed Account Letter - Community Savings, F. A. Letterhead]

                                                            ______________, 1998

Dear Friend:

         I am pleased to inform you that the Boards of Directors of Community Savings, F. A. (the "Association"), Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and ComFed, M. H. C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Association will become a subsidiary of a newly formed Delaware stock corporation which will also be called Community Savings Bankshares, Inc. (the "Company"), and the existing shareholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the common stock of the Company (the "Company Common Stock") in exchange for their shares of common stock of the Mid-Tier Holding Company (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company, subject to certain adjustments. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is also offering up to 6,590,357 shares of common stock to the MHC's members, shareholders of the Mid-Tier Holding Company and certain members of the public (collectively, the "Conversion"). Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the shareholders of the Mid-Tier Holding Company and (iii) various regulatory approvals.

         As part of the Conversion, the Company is offering shares of its common stock in accordance with federal regulations. Because you had a deposit account with the Association as of either June 30, 1997 or September 30, 1998, but closed the account prior to __________, 1998, you are entitled to purchase the common stock being offered but may not vote on the Plan. You may take advantage of your nontransferable right to purchase shares directly from the Company, without paying a commission or fee. We have enclosed a package of information, including a stock order form and certification (the "Order Form") and a Prospectus, which will help you learn more about investing in Company Common Stock. Please read and review the materials carefully before making an investment decision. A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON _____, 1998.

         If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.


Thank you for giving these matters your attention and timely consideration.

Sincerely,




James B. Pittard, Jr.
President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

      (Prospective Investor Letter - Community Savings, F. A. letterhead)

                                                                         , 1998
                                                                ---------
Dear Prospective Investor:

        I am pleased to announce that Community Savings, F. A. (the "Association"), its mutual holding company, ComFed, M. H. C. (the "MHC") and Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") are converting and reorganizing into the stock holding company structure (the "Conversion"). In conjunction with this Conversion, Community Savings Bankshares, Inc. (the "Company"), a newly formed Delaware stock corporation for the Association, is offering shares of common stock to be purchased in certain offerings.

        We have enclosed the following materials that will help you learn more about investing in the common stock of the Company. Please read and review the materials carefully before making an investment decision.

        PROSPECTUS: This document provides detailed information about the proposed stock offering and about the Association's operations.

        QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

        INVITATION: We are hosting informational community meetings where you can learn more about the Conversion and stock offerings. Please call the Stock Center to reserve a seat.

        STOCK ORDER FORM AND CERTIFICATION (the "Order Form"): This form is used to purchase stock by properly executing and returning it with your payment to the Stock Center in the enclosed business reply envelope. A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON _____, 1998.

        We invite you to place an order for stock of the Company. Through this offering, you have the opportunity to buy stock directly from the Company without paying a commission or fee.

        If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.


Sincerely,




James B. Pittard, Jr.
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

[Broker Dealer Letter - FBR Letterhead]






                                                                     _____, 1998


To Members and Friends of Community Savings, F. A. and Shareholders of Community Savings Bankshares, Inc.:

         Friedman, Billings, Ramsey & Co., Inc., a member of the National Association of Securities Dealers, is assisting Community Savings, F. A. (the "Association"), ComFed, M. H. C., and The Association's mid-tier holding company with their conversion and reorganization into the stock holding company structure ("Conversion"). In connection with the Conversion, Community Savings Bankshares, Inc. (the "Company"), a newly formed Delaware corporation, which is the proposed holding company for the Association, is offering shares of common stock to be sold in a stock offering.

         At the request of the Company, we are enclosing materials explaining this process and your opportunity to invest in shares of the Company's common stock being offered to customers, shareholders and the community through _________1998. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

         If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ___________,______,FL zipcode between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.


Very truly yours,


Friedman, Billings, Ramsey & Co., Inc.







THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

           (Shareholder Letter- STREET HOLDERS#1- Mid-Tier letterhead)
                                                            ______________, 1998

Dear Shareholder:

         I am pleased to inform you that the Boards of Directors of Community Savings, F. A. (the "Association"), Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and ComFed, M. H. C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Association will become a subsidiary of a newly formed Delaware stock corporation which will also be called Community Savings Bankshares, Inc. (the "Company"), and the existing shareholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the common stock of the Company (the "Company Common Stock") in exchange for common stock of the Mid-Tier Holding Company (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company, subject to certain adjustments. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is also offering up to 6,590,357 shares of common stock to the MHC's members, shareholders of the Mid-Tier Holding Company and certain members of the public (collectively, the "Conversion"). Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the shareholders of the Mid-Tier Holding Company and (iii) various regulatory approvals.

         We are asking shareholders of the Mid-Tier Holding Company as of __________,1998, the Voting Record Date, to vote "FOR" the Plan. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. PLEASE VOTE ALL PROXY CARDS RECEIVED AND RETURN THEM TODAY IN THE ENCLOSED POSTAGE-PAID envelope even if you plan on attending the Special Meeting of Shareholders to be held on ________, 1998 at ______.m. Your vote "FOR" the Conversion will not require you to buy any additional stock in the Conversion. A Proxy Statement and Prospectus relating to the Conversion is enclosed.

         We have enclosed the following materials that will help you learn more about the Conversion. Please read and review the materials carefully before making an investment decision.

         PROSPECTUS: This document provides detailed information about the Association's operations and the proposed stock offering.

         QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

         INVITATION: We are hosting informational community meetings where you can learn more about the Conversion and stock offerings. Please call the Stock Center to reserve a seat in the meeting.

         We are inviting our customers, existing shareholders and the general public to place orders for stock of the Company. Through this offering you have the opportunity to buy additional stock directly from the Company without paying a commission or fee. YOU MAY OBTAIN A STOCK ORDER FORM AND CERTIFICATION (THE "ORDER FORM") BY CONTACTING THE STOCK CENTER AT (XXX) XXX-XXXX OR TOLL-FREE
(888) XXX-XXXX. A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON ____, 1998.

         If you have any questions about the Conversion, please call one of the above numbers or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.


Thank you for giving these matters your attention and timely consideration.

Sincerely,



James B. Pittard, Jr.
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

          (Shareholder Letter REGISTERED HOLDERS- Mid-tier letterhead)

                                                                         , 1998
                                                               ----------
Dear Shareholder:

        I am pleased to inform you that the Boards of Directors of Community Savings, F. A. (the "Association"), Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and ComFed, M. H. C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Association will become a subsidiary of a newly formed Delaware stock corporation which will also be called Community Savings Bankshares, Inc. (the "Company"), and the existing shareholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the common stock of the Company (the "Company Common Stock") in exchange for common stock of the Mid-Tier Holding Company (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company, subject to certain adjustments. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is also offering up to 6,590,357 shares of common stock to the Association's members, shareholders of the Mid-Tier Holding Company and certain members of the public (collectively, the "Conversion"). Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the shareholders of the Mid-Tier Holding Company and (iii) various regulatory approvals.

        We are asking shareholders of The Mid-Tier Holding Company as of __________,1998, the Voting Record Date, to vote "FOR" the Plan. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. PLEASE VOTE ALL PROXY CARDS RECEIVED AND RETURN THEM TODAY IN THE ENCLOSED POSTAGE-PAID envelope even if you plan on attending the Special Meeting of Shareholders to be held on ________-, 1998 at ________.m. Your vote "FOR" the Conversion will not require you to buy any additional stock in the Conversion. A Proxy Statement and Prospectus relating to the Conversion is enclosed.

        We have enclosed the following materials that will help you learn more about investing in the common stock of the Company. Please read and review the materials carefully before making an investment decision.

        PROSPECTUS: This document provides detailed information about the Association's operations and the proposed stock offering.

        QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

        INVITATION: We are hosting informational community meetings where you can learn more about the Conversion and stock offerings. Please call the Stock Center to reserve a seat.

        STOCK ORDER FORM AND CERTIFICATION (the "Order Form"): This form is used to purchase stock by properly executing and returning it with your payment to the Stock Center in the enclosed postage-paid envelope. A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON _____, 1998.

        We are inviting our customers, existing shareholders and the general public to become shareholders of the Company. Through this offering you have the opportunity to buy additional stock directly from the Company without paying a commission or fee.

        If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.

Sincerely,



James B. Pittard, Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

         (Shareholder Letter- NoBo's - 2nd mailing-Mid-Tier Letterhead)



                                                               ___________, 1998

Dear Shareholder:

         Under separate cover on this date, we forwarded to you information regarding Community Savings, F. A. (the "Association"), its mutual holding company, ComFed, M. H. C. (the "MHC"), and Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and their conversion and reorganization into the stock holding company structure (the "Conversion"). In conjunction with the Conversion, Community Savings Bankshares, Inc. (the "Company"), a newly formed Delaware corporation which is the proposed holding company for the Association, is offering shares of common stock in certain offerings.

         As a result of certain requirements, we could not forward a stock order form and certification (the "Order Form") with the other packet of materials. They are enclosed herein, along with a Prospectus and additional information.

         A PROPERLY EXECUTED ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED AT THE STOCK CENTER OR AT ONE OF THE BRANCHES OF THE ASSOCIATION BY 12:00 NOON, EASTERN TIME, ON _____, 1998.

         If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Sincerely,



James B. Pittard, Jr.
President and Chief Executive Officer











THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.

(Dear Member "Dark Blue Sky" & Foreign Accounts - Mid-Tier letterhead)

                                                                ___________,1998

Dear Member:

         I am pleased to inform you that the Boards of Directors of Community Savings, F. A. (the "Association"), Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company") and ComFed, M. H. C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Association will become a subsidiary of a newly formed Delaware stock corporation which will also be called Community Savings Bankshares, Inc. (the "Company"), and the existing shareholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the common stock of the Company (the "Company Common Stock") in exchange for common stock of the Mid-Tier Holding Company (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company, subject to certain adjustments. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is also offering up to 7,753,143 shares of common stock to the Association's members, shareholders of the Mid-Tier Holding Company and certain members of the public (collectively, the "Conversion"). Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the shareholders of the Mid-Tier Holding Company and (iii) various regulatory approvals.

         Unfortunately, the Company is unable either to offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should be considered neither an offer to sell nor a solicitation of an offer to buy the common stock of the Company.

         However, as a member of the Association, you have the right to vote on the Plan at the Special Meeting of Members to be held on _______, 1998 at ______.m. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         If you have any questions about the Conversion, please call (xxx) xxx-xxxx or toll-free (888) xxx-xxxx or visit the Stock Center located at ______,_____,FL, _zipcode_ between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Thank you for giving these matters your attention and timely consideration.

Sincerely,




James B. Pittard, Jr.
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE ORDER FORM.